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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 28, 2003, with respect to the consolidated financial statements of MedSource Technologies, Inc. included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Accellent Inc. for the registration of $305,000,000 of 10.5% Senior Subordinated Notes due 2013.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
January 26, 2006

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CONSENT OF INDEPENDENT AUDITORS